   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

TRICON GLOBAL RESTAURANTS, INC.           NORTH CAROLINA          13-3951308
   (Exact name of Registrant       (State or other jurisdiction   (I.R.S. employer
  as specified in its charter)                  of                identification no.)
                                  incorporation or organization)

                            ------------------------

                        TRICON GLOBAL RESTAURANTS, INC.
                               1441 GARDINER LANE
                           LOUISVILLE, KENTUCKY 40213
                                 (502) 874-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------

                          CHRISTIAN L. CAMPBELL, ESQ.
                        TRICON GLOBAL RESTAURANTS, INC.
                               1441 GARDINER LANE
                           LOUISVILLE, KENTUCKY 40213
                                 (502) 874-1000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           --------------------------

                                   Copies to:
                             JEFFREY H. COHEN, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                        300 S. GRAND AVENUE, SUITE 3400
                       LOS ANGELES, CALIFORNIA 90071-3144
                                 (213) 687-5000
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At any time and from time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
     TITLE OF SECURITIES TO BE         AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION FEE
             REGISTERED               REGISTERED (1)       SECURITY (2)          PRICE(1)(2)             (3)
Debt Securities                        $2,000,000,000             100%           $2,000,000,000         $590,000

(1) In U.S. dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). The aggregate initial offering price of the Debt Securities registered hereby will not exceed $2,000,000,000 representing the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(3) Calculated pursuant to Rule 457(o).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                        TRICON GLOBAL RESTAURANTS, INC.

                                DEBT SECURITIES

                            ------------------------

    Tricon Global Restaurants, Inc., a North Carolina corporation (the "Company"), may offer and sell from time to time debt securities ("Debt Securities") in one or more series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (including any related term sheet, a "Prospectus Supplement"). The Debt Securities will have an aggregate initial offering price of up to $2,000,000,000 or the equivalent thereof in U.S. dollars if any Debt Securities are denominated in a currency other than U.S. dollars or in currency units. The form in which the Debt Securities are to be issued, their specific designation, aggregate principal amount, maturity, rate and times of payment of interest, if any, redemption, exchange and sinking fund terms, if any, other rights, if any, and other specific terms will be set forth in a Prospectus Supplement relating to such Debt Securities. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities. The Prospectus Supplement will also contain information, as applicable, concerning certain material United States Federal income tax considerations relating to the particular Debt Securities offered thereby and whether such Debt Securities are or are intended to be listed on a national securities exchange or a foreign securities exchange.

    SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
           THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY
                    OR ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                          IS A CRIMINAL OFFENSE.

                            ------------------------

    The Company may sell the Debt Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or any underwriters or dealers are involved in the sale of any Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts will be set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                            ------------------------

              The date of this Prospectus is               , 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company is required to file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at the above Washington, D.C. address at prescribed rates. In addition, the Commission maintains a site on the World Wide Web that contains reports, proxy statements and other information filed electronically with the Commission. The address of such Web site is http://www.sec.gov. Such material can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005.

    The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to, or incorporated by reference in, the Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed by the Company with the Commission and are hereby incorporated herein by reference:

    (i) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 6, 1997;

    (ii) The Company's Registration Statement on Form 10, as declared effective on August 28, 1997 and filed pursuant to Section 12(b) of the Exchange Act (File No. 1-13163) (the "Form 10"); and

    (iii) The Company's Current Report on Form 8-K dated December 9, 1997.

    In addition to the foregoing, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

    ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN WITHOUT CHARGE, UPON REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS (UNLESS ANY SUCH EXHIBIT IS SPECIFICALLY INCORPORATED BY REFERENCE THEREIN). REQUESTS SHOULD BE DIRECTED TO TRICON GLOBAL

RESTAURANTS, INC., 1441 GARDINER LANE, LOUISVILLE, KENTUCKY 40213, TELEPHONE NUMBER (502) 874-1000, ATTENTION: INVESTOR RELATIONS.

                            ------------------------

    The Company's principal executive offices are located at 1441 Gardiner Lane, Louisville, Kentucky 40213, and its telephone number is (502) 874-1000.

    Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars," "U.S. dollars" or "U.S.$").

                            ------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY. AS USED IN THIS PROSPECTUS, "PEPSICO" MEANS PEPSICO, INC., A NORTH CAROLINA CORPORATION, AND "SPINOFF" REFERS TO THE DISPOSAL BY PEPSICO OF ITS RESTAURANT BUSINESS PURSUANT TO A PRO RATA DISTRIBUTION OF THE COMPANY'S COMMON STOCK TO THE HOLDERS OF PEPSICO'S COMMON STOCK EFFECTED ON OCTOBER 6, 1997.

ABSENCE OF OPERATING HISTORY AS AN INDEPENDENT BUSINESS

    Prior to the Spinoff, the Company operated as a segment of PepsiCo. Accordingly, although the Company's management has experience in the industry, it has limited experience operating the Company as a stand-alone business. To operate effectively, the Company will be required to continue to implement changes in certain aspects of its business, improve and expand its information systems and develop, train and manage an increasing number of management level and other employees. Failure to take such actions, or delays in the implementation thereof, could adversely affect the Company's financial condition and results of operations.

CERTAIN TAX RISKS OF THE SPINOFF

    In connection with the Spinoff, PepsiCo received a ruling from the Internal Revenue Service (the "IRS") to the effect, among other things, that the Spinoff qualifies as a tax-free reorganization under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended. Such a ruling, while generally binding upon the IRS, is subject to certain factual representations and assumptions provided by PepsiCo. The Company has agreed to certain restrictions on its future actions to provide further assurances that the Spinoff will qualify as tax-free. If the Company fails to abide by such restrictions and, as a result, the Spinoff fails to qualify as a tax-free reorganization, then the Company will be obligated to indemnify PepsiCo for any resulting tax liability, which could be substantial.

RISKS RELATING TO FOREIGN OPERATIONS

    The Company's restaurants are operated, whether directly or by joint ventures, franchisees or licensees, in numerous foreign countries and territories, especially in Asia. During the 1996 fiscal year, the Company's revenues from international operations were approximately $2.3 billion. As a result, the Company's business and operations are subject to the risk of changes in economic conditions and, to a lesser extent, changes in social and political conditions inherent in foreign operations, including changes in the laws and policies that govern foreign investment in countries where the Company's restaurants are operated as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. In addition, the Company's results of operations and the value of its foreign assets are affected by fluctuations in foreign currency exchange rates, which may favorably or adversely affect reported earnings. There can be no assurance as to the future effect of any such changes in economic, social and political conditions on the Company's business or financial condition.

SUBSTANTIAL LEVERAGE

    The Company has substantial indebtedness which will require the Company to generate sufficient cash flow. At September 6, 1997, on a pro forma basis (after giving effect to (i) the elimination of the Company's non-core U.S. businesses disposed of in 1997 and (ii) the debt issued to fund repayment of certain amounts due to PepsiCo and a dividend to PepsiCo, each of which is discussed in greater detail in the documents incorporated by reference herein), the Company had long-term indebtedness outstanding of approximately $4.7 billion. As a result, the Company will be subject to significant interest expense and principal repayment obligations. Such leverage could also adversely effect the ability of the Company to obtain financing in the future or to undertake refinancings on terms and subject to conditions deemed acceptable by the Company.

OWNERSHIP INITIATIVES

    In an effort to increase cash flow and improve operating margins, the Company has implemented a strategy to reduce its percentage ownership of total system units by selling Company-operated restaurants to existing and new franchisees ("refranchising") and closing certain underperforming units. As a result of such refranchising activity, as well as the closure of underperforming units, the Company's overall ownership of total system units declined from 50% at year-end 1994 to 40% at September 6, 1997. The continuation of the refranchising program depends on the Company's ability to find qualified franchisees to purchase Company-operated restaurants at prices considered by the Company to be appropriate. There can be no assurance as to whether, or to what extent, management will be able to effect refranchising activities in the future on acceptable terms.

FORWARD-LOOKING STATEMENTS

    This Prospectus, any accompanying Prospectus Supplement and the information incorporated by reference herein and therein contains various "forward-looking statements," within the meaning of Federal and state securities laws, including those identified by the words "believes," "anticipates," "expects" and similar expressions. These forward-looking statements reflect management's expectations and are based upon data available at the time the statements were made; however, actual results are subject to future events and uncertainties, which could materially impact actual performance. Factors that can cause actual results to differ include, but are not limited to, economic and political conditions in the countries and territories where the Company operates; the impact of such conditions on consumer spending and currency exchange rates; pricing pressures resulting from competitive discounting; new product and concept development by the Company and other food industry competitors; and fluctuations in commodity prices.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying Prospectus Supplement, the Company intends to use the net proceeds from the issuance and sale of the Debt Securities for general corporate purposes, including, without limitation, to repay portions of the indebtedness outstanding under the Company's bank credit facility.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    Set forth below are the combined ratios of earnings to fixed charges for the Company for the 36-week periods ended September 6, 1997 and September 7, 1996 and for the Company's fiscal years 1996, 1995, 1994, 1993 and 1992.

                                   36 WEEKS ENDED       36 WEEKS ENDED
                                  SEPTEMBER 6, 1997    SEPTEMBER 7, 1996     1996       1995       1994       1993       1992
                                 -------------------  -------------------  ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed
 charges (1)(2)(3).............         2.51x                2.05x           1.16x     0.78x(4 )   1.53x      2.27x      2.33x

------------------------

(1) Included in earnings are certain allocations related to overhead costs and interest expense from PepsiCo. For purposes of these ratios, earnings are calculated by adding to (subtracting from) income from continuing operations before income taxes and cumulative effect of accounting changes the following: fixed charges, excluding capitalized interest; and losses and (undistributed earnings) recognized with respect to less than 50% owned equity investments. Fixed charges consist of interest on borrowings, the allocation of PepsiCo's interest expense and that portion of rental expense that approximates interest. For a description of the PepsiCo allocations, see the Form 10, incorporated herein by reference.

(2) Includes the impact of unusual, disposal and other charges of $54 million ($34 million after tax) in the 36-weeks ended September 6, 1997, $26 million ($17 million after tax) in the 36-weeks ended September 7, 1996, $246 million ($189 million after tax) in fiscal year 1996 and $457 million ($324 million after tax) in fiscal year 1995. Excluding the impact of such charges, the ratio of earnings to fixed charges would have been 2.71x, 2.14x, 1.76x and 1.74x for the 36-weeks ended September 6, 1997, the 36-weeks ended September 7, 1996, fiscal year 1996 and fiscal year 1995, respectively.

(3) The Company is contingently liable for obligations of certain franchisees and other unaffiliated parties. Fixed charges associated with such obligations aggregated approximately $11 milllion and $9 million during the 36-weeks ended September 6, 1997 and fiscal year 1996, respectively. Such fixed charges, which are contingent, have not been included in the computation of the ratios.

(4) For the year ended December 30, 1995, earnings were insufficient to cover fixed charges by approximately $103 million. Earnings in 1995 include a noncash charge of $457 million for the initial adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may be issued, from time to time, in one or more series under an Indenture (the "Indenture") to be entered into between the Company and a trustee (the "Trustee"), whose name will be set forth in the applicable Prospectus Supplement. A copy of the Indenture is filed as an exhibit to the Registration Statement. Capitalized terms used in this section which are not otherwise defined in this Prospectus shall have the meanings set forth in the Indenture. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms.

GENERAL

    The Debt Securities will be senior, direct, unsecured obligations of the Company and, as such, will rank PARI PASSU in right of payment with all existing and future unsecured unsubordinated indebtedness of the Company and senior in right of payment to all subordinated indebtedness of the Company. The Debt Securities will be effectively subordinated to (i) all existing and future liabilities of the Company's subsidiaries and (ii) all existing and future senior secured indebtedness of the Company.

    The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series.

    Under the Indenture, the Company will have the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, without the consent of the holders of previously issued series of Debt Securities, in an aggregate principal amount determined by the Company.

    Debt Securities may be issued as Discount Securities, which may be sold at a discount below their principal amount. Even if Debt Securities are not issued at a discount below their principal amount, such Debt Securities may, for United States Federal income tax purposes, be deemed to have been issued with "original issue discount" ("OID") because of certain interest payment characteristics. Special United States Federal income tax considerations applicable to Debt Securities issued with original issue discount, including Discount Securities, will be described in more detail in any applicable Prospectus Supplement. In addition, special United States Federal tax considerations or other restrictions or terms applicable to any Debt Securities which are issuable in bearer form, offered exclusively to United States Aliens or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities offered thereby (the "Offered Debt Securities"): (i) the title of the Offered Debt Securities; (ii) any limit on the aggregate principal amount of the Offered Debt Securities; (iii) whether the Offered Debt Securities are to be issuable as registered securities or bearer securities or both and whether the Offered Debt Securities may be represented initially by a Debt Security in temporary or permanent global form, and if so, the initial Depositary with respect to such temporary or permanent global Debt Security and whether and the circumstances under which beneficial owners of interests in any such temporary or permanent global Debt Security may exchange such interests for Debt Securities of such series and of like tenor of any authorized form and denomination; (iv) the price or prices at which the Offered Debt Securities will be issued; (v) the date or dates on which the principal of the Offered Debt Securities is payable or the method of determination thereof; (vi) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Offered Debt Securities will be payable and the place or places where such Offered Debt Securities may be presented for transfer and, if applicable, conversion or exchange; (vii) the rate or rates at which the Offered Debt Securities will bear interest, or the method of calculating such rate or rates, if any, and the date or dates from which such interest, if any, will accrue; (viii) the Stated Maturities (as defined below) of installments of interest (the "Interest Payment Dates"), if any, on which any interest on the Offered Debt Securities will be payable, and the Regular Record Date for any interest payable on any Offered Debt Securities which are registered securities;
(ix) the right or obligation, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or part, and any provisions for the remarketing of such Debt Securities; (x) whether such Offered Debt Securities are convertible or exchangeable into other securities and, if so, the terms and conditions upon which such conversion or exchange will be effected including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions; (xi) the currency or currencies, including composite currencies or currency units, of payment of principal of and interest, if any, on the Offered Debt Securities, if other than U.S. dollars, and, if other than U.S. dollars, whether the Offered Debt Securities may be satisfied and discharged other than as provided in the Indenture and whether the Company or the holders of any such Offered Debt Securities may elect to receive payments in respect of such Offered Debt Securities in a currency or currency units other than that in which such Offered Debt Securities are stated to be payable; (xii) any terms applicable to such Offered Debt Securities issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount will accrue; (xiii) if the amount of payments of principal of and interest, if any, on the Offered Debt Securities is to be determined by reference to an index or formula, or based on a coin or currency or currency unit other than that in which the Offered Debt Securities are stated to be payable, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (xiv) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon declaration or acceleration of the maturity thereof pursuant to an Event of Default; (xv) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Offered Debt Securities and whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein; (xvi) any special United States Federal income tax considerations applicable to the Offered Debt Securities; and (xvii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Indenture. The applicable Prospectus Supplement relating to any series of Debt Securities offered hereby in respect of which this Prospectus is being delivered will also describe the rights, if any, to defer payments of interest on the Debt Securities of such series by extending the interest payment period, and the duration of such extensions. The foregoing is not intended to be an exclusive list of the terms that may be applicable to any Offered Debt Securities and shall not limit in any respect the ability of the Company to issue Debt Securities with terms different from or in addition to those described above or elsewhere in this Prospectus provided that such terms are not inconsistent with the Indenture and this Prospectus. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

    The operations of the Company will be conducted almost entirely through subsidiaries. Accordingly, the cash flow and the consequent ability to service debt of the Company, including the Debt Securities, are dependent upon the earnings of its subsidiaries and the distribution of those earnings to the Company, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to the Company by its subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right of the Company to receive assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Debt Securities to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

    The Debt Securities of a series may be issued solely as registered securities, solely as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt Securities of a series may be issuable in whole or in part in the form of one or more global Debt Securities, as described below under "Global Debt Securities." Unless otherwise indicated in an applicable Prospectus Supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof, and bearer securities will be issuable in denominations of $5,000 and $100,000.

    Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both registered securities and as bearer securities, at the option of the holder, subject to the terms of the Indenture, bearer securities (accompanied by all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in an applicable Prospectus Supplement, any bearer security surrendered in exchange for a registered security between a Regular Record Date or a Special Record Date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Bearer securities may not be issued in exchange for registered securities.

    Debt Securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable Prospectus Supplement, registered securities may be presented for registration of transfer, at the office or agency of the Company designated as registrar or co-registrar with respect to any series of Debt Securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the Indenture. Such transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by the Company upon such registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company intends to initially appoint the Trustee as registrar and the name of any different or additional registrar designated by the Company with respect to the Offered Debt Securities will be included in the Prospectus Supplement relating thereto. If a Prospectus Supplement refers to any transfer agent (in addition to the registrar) designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable only as registered securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, the Company will be required to maintain (in addition to the registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indenture does not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting the Company's ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the Debt Securities, if such transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable Prospectus Supplement, the Indenture does not afford the holders of the Debt Securities the right to require the Company to repurchase or redeem the Debt Securities in the event of a highly leveraged transaction. See "Mergers and Sale of Assets."

    In the event of any partial redemption of Debt Securities of any series, the Company will not be required to (i) issue, register the transfer of or exchange Debt Securities of that series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and (b) if Debt Securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if Debt Securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and of like tenor and principal amount that is immediately surrendered for redemption.

PAYMENT AND PAYING AGENTS

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on registered securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time, except that at the option of the Company payment of principal or interest may be made by check or by wire transfer to an account maintained by the payee. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the Regular Record Date for such interest.

    Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and interest, if any, on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, or by check or by wire transfer to an account maintained by the payee outside the United States. Unless otherwise indicated in an applicable Prospectus Supplement, any payment of interest on any bearer securities will be made only against surrender of the coupon relating to such interest installment.

    Unless otherwise indicated in an applicable Prospectus Supplement, the Trustee will be designated as the Company's sole paying agent for payments with respect to Debt Securities which are issuable solely as registered securities and as the Company's paying agent in the Borough of Manhattan, the City of New York, for payments with respect to Debt Securities (subject to any limitations described in any applicable Prospectus Supplement) which are issuable as bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by the Company for the Offered Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if Debt Securities of a series are issuable only as registered securities, the Company will be required to maintain a paying agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as bearer securities, the Company will be required to maintain (i) a paying agent in the Borough of Manhattan, the City of New York for payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described in the Indenture, but not otherwise), and (ii) a paying agent in a Place of Payment located outside the United States where Debt Securities of such series and any related coupons may be presented and surrendered for payment.

    All monies paid by the Company to a paying agent for the payment of principal of or interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof.

GLOBAL DEBT SECURITIES

    The Debt Securities of a series may be issued in whole or in part in global form. A Debt Security in global form will be deposited with, or on behalf of, a Depositary, which will be identified in an applicable Prospectus Supplement. A global Debt Security may be issued in either registered or bearer form and in either temporary or permanent form. A Debt Security in global form may not be transferred except as a whole to the Depositary for such Debt Security or to a nominee or successor of such Depositary. If any Debt Securities of a series are issuable in global form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global Debt Security may exchange such interests for definitive Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of and interest, if any, on any such global Debt Security and the specific terms of the depositary arrangement with respect to any such global Debt Security.

MERGERS AND SALES OF ASSETS

    The Company may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Company under the Debt Securities and the Indenture, and (ii) immediately after giving effect to such transaction, no event which is, or after notice or passage of time or both would be, an Event of Default (any such event, a "Default") or Event of Default shall have occurred and be continuing under the Indenture. Upon the assumption of the Company's obligations by a person to whom such properties or assets are conveyed, transferred or leased, subject to certain exceptions, the Company shall be discharged from all obligations under the Debt Securities and the Indenture.

EVENTS OF DEFAULT

    The Indenture provides that, if an Event of Default specified therein shall have occurred and be continuing as described below, with respect to each series of the Debt Securities outstanding thereunder individually, the Trustee or the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of such series may declare the principal amount (or, if any of the Debt Securities of such series are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified by the terms thereof) of the Debt Securities of such series to be immediately due and payable. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind such a declaration.

    Under the Indenture, an Event of Default is defined as, with respect to each series of Debt Securities outstanding thereunder individually, any of the following: (i) default in payment of the principal of any Debt Security of such series; (ii) default in payment of any interest on any Debt Security of such series when due, continuing for 30 days, PROVIDED, however, that holders of 75% of the then outstanding Debt Securities of such series shall not have consented to a postponement of such payment; (iii) default in payment of any sinking fund or purchase fund installment or analogous obligation, if any, on any Debt Security of such series when due, continuing for 30 days; (iv) failure by the Company to comply with its other agreements in respect of any Debt Securities of such series upon the receipt by the Company of notice of such Default given as specified in the Indenture and the Company's failure to cure such Default within 90 days after receipt by the Company of such notice; and (v) any other Event of Default set forth in an applicable Prospectus Supplement.

    The Trustee shall give notice to holders of the Debt Securities of any continuing Default known to the Trustee within 90 days after the occurrence thereof; PROVIDED, that the Trustee may withhold such notice, as to any Default other than a payment Default, if it determines in good faith that withholding the notice is in the interests of the holders.

    The holders of a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series; PROVIDED that such direction shall not be in conflict with any law or the Indenture and subject to certain other limitations. Before proceeding to exercise any right or power under the Indenture at the direction of such holders, the Trustee shall be entitled to receive from such holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with any such direction. With respect to each series of Debt Securities, no holder will have any right to pursue any remedy with respect to the Indenture or the Debt Securities, unless
(i) such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series;
(ii) the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of such series shall have made a written request to the Trustee to pursue such remedy; (iii) such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee; (iv) the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such request within 60 days after receipt of such request; and (v) the Trustee shall have failed to comply with the request within such 60-day period.

    Notwithstanding the foregoing, the right of any holder of any Debt Security or coupon to receive payment of the principal of and interest in respect of such Debt Security or payment of such coupon on the date specified in such Debt Security or coupon representing such installment of interest as the fixed date on which an amount equal to the principal of such Debt Security or an installment of principal thereof or interest thereon is due and payable (the "Stated Maturity" or "Stated Maturities") or to institute suit for the enforcement of any such payments shall not be impaired or adversely affected without such holder's consent. The holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of any series may waive an existing Default with respect to such series and its consequences, other than
(i) any Default in any payment of the principal of, or interest on, any Debt Security of such series or (ii) any Default in respect of certain covenants or provisions in the Indenture which may not be modified without the consent of the holder of each outstanding Debt Security of such series affected as described below under "Modification and Waiver."

    The Indenture provides that the Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 26, 1998) an officers' certificate stating whether or not the signers know of any Default that occurred during such period.

MODIFICATION AND WAIVER

    The Company and the Trustee may execute a supplemental indenture without the consent of the holders of the Debt Securities or any related coupons (i) to add to the covenants, agreements and obligations of the Company for the benefit of the holders of all the Debt Securities of any series or to surrender any right or power conferred in the Indenture upon the Company; (ii) to evidence the succession of another corporation to the Company and the assumption by it of the obligations of the Company under the Indenture and the Debt Securities; (iii) to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions (including restrictions relating to payment in the United States) on the payment of principal of or interest, if any, on bearer securities, to permit bearer securities to be issued in exchange for registered securities, to permit bearer securities to be issued in exchange for bearer securities of other authorized denominations or to permit the issuance of Debt Securities in uncertificated form; (iv) to establish the form or terms of Debt Securities of any series or coupons as permitted by the Indenture; (v) to provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; (vi) to cure any ambiguity, defect or inconsistency; (vii) to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of Debt Securities), PROVIDED that any such addition, change or elimination neither (a) applies to any Debt Security of any series created prior to the execution of such supplemental indenture and is entitled to the benefit of such provision nor (b) modifies the rights of the holder of any such Debt Securities with respect to such provision; (viii) to secure the Debt Securities; or (ix) to make any other change that does not adversely affect the rights of any holder of any such Debt Securities.

    The Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by such supplemental indenture, the Company and the Trustee may also execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series of Debt Securities or modify in any manner the rights of the holders of the Debt Securities of such series and any related coupons under the Indenture; PROVIDED that no such supplemental indenture will, without the consent of the holders of at least 75% of the outstanding Debt Securities affected thereby, extend the time for payment of any installment of interest payable with respect to such Debt Securities; PROVIDED, further, that no such supplemental indenture will, without the consent of the holder of each such outstanding Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of principal on, any such Debt Security or any premium payable upon redemption thereof, or reduce the amount of principal of any Debt Security that is a Discount Security and that would be due and payable upon declaration of acceleration of maturity thereof; (ii) reduce the principal amount of, or the rate of interest on, any such Debt Security; (iii) change the place or currency of payment of principal or interest, if any, on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of holders of Debt Securities of any series necessary to modify or amend the Indenture; or (vi) modify the foregoing requirements or reduce the percentage in principal amount of outstanding Debt Securities of any series necessary to waive any covenant or past default. Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive certain past Defaults and may waive compliance by the Company with certain of the restrictive covenants described above with respect to the Debt Securities of such series.

DISCHARGE AND DEFEASANCE

    Unless otherwise indicated in an applicable Prospectus Supplement, the Indenture provides that the Company may satisfy and discharge obligations thereunder with respect to the Debt Securities of any series by delivering to the Trustee for cancellation all outstanding Debt Securities of such series or depositing with the Trustee, after such outstanding Debt Securities have become due and payable, cash sufficient to pay at Stated Maturity all of the outstanding Debt Securities of such series and paying all other sums payable under the Indenture with respect to such series.

    In addition, unless otherwise indicated in an applicable Prospectus Supplement, the Indenture provides that: the Company (a) shall be discharged from its obligations in respect of the Debt Securities of such series ("defeasance and discharge"), or (b) may cease to comply with certain restrictive covenants ("covenant defeasance") including those described under "Mergers and Sales of Assets" and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, in each case at any time prior to the Stated Maturity or redemption thereof, when the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Debt Securities are denominated to pay the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Debt Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of (and premium, if any) and interest on which are fully guaranteed by, the government which issued the currency in which the Debt Securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of (and premium, if any), and interest to Stated Maturity (or redemption) on, the Debt Securities of such series. Such defeasance and discharge and covenant defeasance are conditioned upon, among other things, the Company's delivery of an opinion of counsel that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and, with respect to covenant defeasance only, such holders will be subject to tax in the same manner as if no covenant defeasance had occurred. Upon such defeasance and discharge, the holders of the Debt Securities of such series shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the Debt Securities of such series and replacement of lost, stolen or mutilated Debt Securities and shall look only to such deposited funds or obligations for payment.

THE TRUSTEE

    The Trustee will be permitted to engage in other transactions with the Company and its subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities directly or through agents, underwriters or dealers.

    Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Offered Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    If any underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

    If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

    The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given that there will be a market for any of the Debt Securities.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Debt Securities being offered hereby will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California and, with respect to matters of North Carolina law, by Womble Carlyle Sandridge & Rice, PLLC, Winston-Salem, North Carolina.

                                    EXPERTS

    The combined financial statements of the Company as of December 28, 1996 and December 30, 1995 and for each of the years in the three-year period ended December 28, 1996 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses other than the Securities and Exchange Commission filing fees are estimated.

SEC registration fee......................................................  $ 590,000
Accountants' fees and expenses............................................          *
Legal fees and expenses...................................................          *
Blue Sky fees and expenses................................................          *
Printing and engraving expenses...........................................          *
Rating agencies' fees.....................................................          *
Trustee's and registrar's fees and expenses...............................          *
Miscellaneous.............................................................          *
                                                                            ---------
  Total:..................................................................          *
                                                                            ---------
                                                                            ---------

------------------------

* To be completed by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act ("NCBCA") provide as follows:

    Section 55-8-50. POLICY STATEMENT AND DEFINITIONS.

    (a) It is the public policy of this State to enable corporations organized under this Chapter to attract and maintain responsible, qualified directors, officers, employees and agents, and, to that end, to permit corporations organized under this Chapter to allocate the risk of personal liability of directors, officers, employees and agents through indemnification and insurance as authorized in this Part.

    (b) Definition in this Part:

        (1) "Corporation" includes any domestic or foreign corporation absorbed in a merger which, if its separate existence had continued, would have had the obligation or power to indemnify its directors, officers, employees, or agents, so that a person who would have been entitled to receive or request indemnification from such corporation if its separate existence had continued shall stand in the same position under this Part with respect to the surviving corporation.

        (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A Director is considered to be serving any employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involves services by, him to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

        (3) "Expenses" means expenses of every kind in defending a proceeding, including counsel fees.

        (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

       (4a) "Officer", "employee", or "agent" includes, unless the context requires otherwise, the estate or personal representative of a person who acted in that capacity.

        (5) "Official capacity" means: (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in G.S. 55-8-56, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

        (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

        (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

    Section 55-8-51. AUTHORITY TO INDEMNIFY.

    (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

        (1) He conducted himself in good faith; and

        (2) He reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and

        (3) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

    (b) A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfied the requirement of subsection (a)(2)(ii).

    (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

    (d) A corporation may not indemnity a director under this section:

        (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

        (2) In connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

    (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation that is concluded without a final adjudication on the issue of liability is limited to reasonable expenses incurred in connection with the proceeding.

    (f) The authorization, approval or favorable recommendation by the board of directors of a corporation of indemnification, as permitted by this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such indemnification shall be void or voidable on such ground.

    Section 55-8-52. MANDATORY INDEMNIFICATION.

    Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

    Section 55-8-53. ADVANCE FOR EXPENSES.

    Expenses incurred by a director in defending a proceeding may be paid by the corporation in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

    Section 55-8-54. COURT-ORDERED INDEMNIFICATION.

    Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines:

        (1) The director is entitled to mandatory indemnification under G.S. 55-8-52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court ordered indemnification; or

        (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct set forth in G.S. 55-8-51 or was adjudged liable as described in G.S. 55-8-51(d), but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred.

    Section 55-8-55. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

    (a) A corporation may not indemnify a director under G.S. 55-8-51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in G.S. 55-8-51.

    (b) The determination shall be made:

        (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

        (2) If a quorum cannot be obtained under subdivision (l), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

        (3) By special legal counsel (i) selected by the board of directors or its committee in the manner prescribed in subdivision (1) or (2); or
            (ii) if a quorum of the board of directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selected directors who are parties may participate); or

        (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

    (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.

    Section 55-8-56. INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS.

    Unless a corporation's articles of incorporation provide otherwise:

        (1) An officer of the corporation is entitled to mandatory indemnification under G.S. 55-8-52, and is entitled to apply for court-ordered indemnification under G.S. 55-8-54, in each case to the same extent as a director;

        (2) The corporation may indemnify and advance expenses under this Part to an officer, employee, or agent of the corporation to the same extent as to a director; and

        (3) A corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

    Section 55-8-57. ADDITIONAL INDEMNIFICATION AND INSURANCE.

    (a) In addition to and separate and apart from the indemnification provided for in G.S. 55-8-51, 55-8-52, 55-8-54, 55-8-55 and 55-8-56, a corporation may in its articles of incorporation or bylaws or by contract or resolution indemnify or agree to indemnify any one or more of its directors, officers, employees, or agents against liability and expenses in any proceeding (including without limitation a proceeding brought by or on behalf of the corporation itself) arising out of their status as such or their activities in any of the foregoing capacities; provided, however, that a corporation may not indemnify or agree to indemnify a person against liability or expenses he may incur on account of his activities which were at the time taken known or believed by him to be clearly in conflict with the best interests of the corporation. A corporation may likewise and to the same extent indemnify or agree to indemnify any person who, at the request of the corporation, is or was serving as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Any provisions in any articles of incorporation, bylaw, contract or resolution permitted under this section may include provisions for recovery from the corporation of reasonable costs, expenses, and attorneys' fees in connection with the enforcement of rights to indemnification granted therein and may further include provisions establishing reasonable procedures for determining and enforcing the rights granted therein.

    (b) The authorization, adoption, approval, or favorable recommendation by the board of directors of a public corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation or bylaw provision or contract or resolution shall be void or voidable on such grounds. The authorization, adoption, approval, or favorable recommendation by the board of directors of a nonpublic corporation of any provision in any articles of incorporation, bylaw, contract or resolution, as permitted in this section, which occurred prior to July 1, 1990, shall not be deemed an act or corporate transaction in which a director has a conflict of interest, and no such articles of incorporation, bylaw provision, contract or resolution shall be void or voidable on such grounds. Except as permitted in G.S. 55-8-31, no such bylaw, contract, or resolution not adopted, authorized, approved or ratified by shareholders shall be effective as to claims made or liabilities asserted against any director prior to its adoption, authorization, or approval by the board of directors.

    (c) A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under any provision of this Chapter.

    Section 55-8-58. APPLICATION OF PART.

    (a) If articles of incorporation limit indemnification or advance for expenses, indemnification and advance for expenses are valid only to the extent consistent with the articles.

    (b) This Part does not limit a corporation' s power to pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a proceeding at a time when he has not been made a named defendant or respondent to the proceeding.

    (c) This Part shall not affect rights or liabilities arising out of acts or omissions occurring before July 1, 1990.

    Article Sixth of the Company's Restated Articles of Incorporation (the "Charter") provides that the Company shall, to the fullest extent permitted by law, indemnify its directors and officers against all liabilities and expenses (including attorney's fees) in any suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Company, including all appeals therefrom, arising out of their status as such or their activities in any of the foregoing capacities, unless the activities of the person to be indemnified were at the time taken known or believed by such director or officer to be clearly in conflict with the best interests of the Company. The Charter also provides that the Company shall indemnify any person who, at the request of the Company, is or was serving as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under any employee benefit plan. Indemnification provided under the Charter shall in each case include advances of a director's or officer's expenses prior to final disposition of such proceeding upon receipt of an undertaking to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified. The foregoing rights of indemnification under the Charter are not exclusive of any other rights to which those seeking indemnification may be entitled and shall not be limited by the provisions of Sections 55-8-50 through 55-8-58 of the NCBCA or any successor statute.

    Officers and directors of the Company are presently covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses arising from any alleged wrongful act including any alleged error or misstatement or misleading statement or wrongful act or omission or neglect of duty.

    The Company has entered into indemnity agreements with each of its directors. The indemnity agreements generally indemnify such persons against liabilities arising out of their service in their capacities as directors, officers, employees or agents of the Company. The Company may from time to time enter into indemnity agreements with additional individuals who become officers and/or directors of the Company.

ITEM 16. EXHIBITS

  EXHIBIT
    NO.      DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
      +1.1   Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Debt
              Securities.

      +1.2   Form of Distribution Agreement between the Company and the Agent(s) with respect to the Debt Securities.

      *4.1   Form of Indenture.

      *5.1   Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding the Debt Securities.

      12.1   Computation of Ratio of Earnings to Fixed Charges.

     *23.1   Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1).

      23.2   Consent of Independent Auditors (KPMG Peat Marwick LLP).

      24.1   Powers of Attorney (included on page II-7) .

      25.1   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the
              Indenture (to be filed or incorporated by reference in connection with a particular offering of securities).

------------------------

+   To be filed under subsequent Form 8-K

*   To be filed by amendment

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Christian
L. Campbell and R. Scott Toop his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Louisville, State of Kentucky, on the 22nd day of December, 1997.

                                TRICON GLOBAL RESTAURANTS, INC.

                                By:            /s/ ANDRALL E. PEARSON
                                     -----------------------------------------
                                                 Andrall E. Pearson
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
    /s/ ANDRALL E. PEARSON        Chief Executive Officer
------------------------------    (Principal Executive       December 22, 1997
      Andrall E. Pearson          Officer)

      /s/ DAVID C. NOVAK
------------------------------  Vice Chairman of the Board   December 22, 1997
        David C. Novak            and President

     /s/ ROBERT C. LOWES        Chief Financial Officer
------------------------------    (Principal Financial       December 22, 1997
       Robert C. Lowes            Officer)

    /s/ ROBERT L. CARLETON
------------------------------  Controller (Principal        December 22, 1997
      Robert L. Carleton          Accounting Officer)

     /s/ D. RONALD DANIEL
------------------------------           Director            December 22, 1997
       D. Ronald Daniel

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ JAMES DIMON
------------------------------           Director            December 22, 1997
         James Dimon

    /s/ MASSIMO FERRAGAMO
------------------------------           Director            December 22, 1997
      Massimo Ferragamo

   /s/ ROBERT HOLLAND, JR.
------------------------------           Director            December 22, 1997
     Robert Holland, Jr.

       /s/ SIDNEY KOHL
------------------------------           Director            December 22, 1997
         Sidney Kohl

------------------------------           Director            December   , 1997
      Kenneth G. Langone

     /s/ JACKIE TRUJILLO
------------------------------           Director            December 22, 1997
       Jackie Trujillo

     /s/ ROBERT J. ULRICH
------------------------------           Director            December 22, 1997
       Robert J. Ulrich

    /s/ JEANETTE S. WAGNER
------------------------------           Director            December 22, 1997
      Jeanette S. Wagner

     /s/ JOHN L. WEINBERG
------------------------------           Director            December 22, 1997
       John L. Weinberg

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                                  DESCRIPTION
---------  ------------------------------------------------------------------------------------------------------
     +1.1  Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Debt
           Securities.

     +1.2  Form of Distribution Agreement between the Company and the Agent(s) with respect to the Debt
           Securities.

     *4.1  Form of Indenture.

     *5.1  Opinion of Womble Carlyle Sandridge & Rice, PLLC regarding the Debt Securities.

     12.1  Computation of Ratio of Earnings to Fixed Charges.

    *23.1  Consent of Womble Carlyle Sandridge & Rice, PLLC (included in their opinion filed as Exhibit 5.1).

     23.2  Consent of Independent Auditors (KPMG Peat Marwick LLP).

     24.1  Powers of Attorney (included on page II-7) .

     25.1  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the
           Indenture (to be filed or incorporated by reference in connection with a particular offering of securities).

------------------------

+   To be filed under subsequent Form 8-K

*   To be filed by amendment